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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-83768 and 333-78925 of Boyd Bros. Transportation Inc. and subsidiary on Form S-8 of our report dated June 19, 2003, appearing in this Annual Report on Form 11-K of Boyd Bros. Transportation Inc. 401 (k) Profit Sharing Plan for the year ended December 31, 2002.



Smith & Howard, P.C.
Atlanta, Georgia
June 25, 2003